Ex 99.1

PO Box 9005
Quakertown, PA 18951-9005
215.538.5600
800.491.9070
Qnbbank.com

FOR IMMEDIATE RELEASE

QNB CORP. REPORTS RECORD EARNINGS

QUAKERTOWN, PA (July 27, 2021) QNB Corp. (the “Company” or “QNB”) (OTC Bulletin Board: QNBC), the parent company of QNB Bank, reported net income for the second quarter of 2021 of $3,869,000, or $1.09 per share on a diluted basis, compared to net income of $3,934,000, or $1.11 per share on a diluted basis, for the same period in 2020.  For the six months ended June 30, 2021, QNB reported net income of $8,919,000, or $2.51 per share on a diluted basis. This compares to net income of $4,154,000, or $1.18 per share on a diluted basis, reported for the same period in 2020.

The operating performance of QNB Bank, a wholly-owned subsidiary of QNB Corp., improved for the quarter and six months ended June 30, 2021 in comparison with the same periods in 2020.  The change in contribution from QNB Corp. for the quarter and six months ended June 30, 2021 compared to the same periods in 2020 is due to the change in fair value of the equities portfolio held at the holding company.

The following table presents disaggregated net income:

	3 months ended			6 months ended
	6/30/2021	6/30/2020	variance	6/30/2021	6/30/2020	variance
QNB Bank	$3,303,000	$3,020,000	$283,000	$7,341,000	$5,336,000	$2,005,000
QNB Corp	566,000	914,000	(348,000)	1,578,000	(1,182,000)	$2,760,000
Consolidated net income	$3,869,000	$3,934,000	$(65,000)	$8,919,000	$4,154,000	$4,765,000

Total assets as of June 30, 2021 were $1,575,353,000 compared with $1,440,229,000 at December 31, 2020. Loans receivable at June 30, 2021  were $920,923,000 compared with $920,042,000 at December 31, 2020.  Total available for sale debt securities increased $113,739,000, or 26.1%, to  $549,385,000, as excess funds from deposit growth were deployed into higher-yielding securities instead of cash.  Total deposits increased $115,666,000 or 9.4% to $1,343,733,000.  QNB Bank participated in both rounds of the Small Business Administration’s (“SBA’s”) Paycheck Protection Program (“PPP”), originating 315 loans totaling $35,021,000 during round two in 2021.   The SBA discontinued the program for non-Community Developement Financial Institutions after May 12, 2021. Loans receivable, excluding PPP, grew $19.0 million, or 2.2%, to approximately $868,000,000 since December 31, 2020.

“We are pleased to report record six-month earnings during the first half of 2021. In addition to record earnings, our QNB Financial Services reached a milestone of $170 million in assets under management. The Bank continues to experience household and deposit growth as well as asset quality improvement,” stated David W. Freeman, President and Chief Executive Officer. “We are very proud to have been here for our customers and the community during the height of the pandemic. Moving forward, QNB stands ready to serve our customers’ banking needs in-person, via drive-in or online 24/7.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter and six months ended June 30, 2021 totaled $10,218,000 and $20,735,000 respectively, an increase of $984,000 and $2,338,000, respectively from the same periods in 2020. Net interest margin was 2.74% for the second quarter of 2021 and 2.95% for the same period in 2020.  Net interest margin was 2.89% for the six months ended June 30, 2021, compared with 3.06% for the same period in 2020.

The yield on earning assets was 3.04% for the second quarter 2021, a decrease of 38 basis points from 3.42% in the second quarter of 2020. For the six-month period ended June 30, 2021, yield on earning assets was 3.22%, compared with 3.66% for the same period in 2020.  The cost of interest-bearing liabilities decreased 21 basis points to 0.39% for the quarter and 34 basis points to 0.42% for the six months ended June 30, 2021, compared with the same period in 2020.

Asset Quality, Provision for Loan Loss and Allowance for Loan Loss

QNB recorded a $183,000 provision for loan losses in the second quarter of 2021 compared with $250,000 in the second quarter 2020.  QNB's allowance for loan losses of $11,202,000 represents 1.22% of loans receivable at June 30, 2021 compared to $10,826,000, or 1.18% of loans receivable at December 31, 2020, and $10,464,000, or 1.19% of loans receivable at June 30, 2020.  Excluding the PPP loans, which are expected to be fully forgiven within the next six to twelve months, and are 100% guaranteed by the SBA, the allowance represents 1.29% of loans receivable.  Net loan charge offs were $96,000 and $82,000 for the quarter and six months ended June 30, 2021, respectively, compared with $120,000 and $173,000 for the same periods in 2020, respectively.   Annualized net loan charge-offs for the quarter and six months ended June 30, 2021 were 0.04% and 0.02% of average loans receivable, respectively.

Total non-performing loans, which represent loans on non-accrual status, loans past due 90 days or more and still accruing interest and restructured loans, were $12,515,000, or 1.36% of loans receivable at June 30, 2021, compared with $14,109,000, or 1.53% of loans receivable at December 31, 2020, and $15,060,000, or 1.71% of loans receivable at June 30, 2020.  In cases where there is a collateral shortfall on impaired loans, specific impairment reserves have been established based on updated collateral values even if the borrower continues to pay in accordance with the terms of the agreement. At June 30, 2021, $4,841,000, or approximately 59% of the loans classified as non-accrual are current or past due less than 30 days.  Commercial loans classified as substandard or doubtful loans totaled $22,533,000 at June 30, 2021, an increase of $340,000 from the $22,193,000 reported at December 31, 2020, and an increase of $8,265,000, or 57.9%, from the $14,268,000 reported at June 30, 2020.

Non-Interest Income

Total non-interest income was $2,534,000 for the second quarter of 2021, a decrease of $283,000, or 10.0%, compared with the same period in 2020, due primarily to a combined $462,000 less improvement in realized and unrealized gain of the equity securities portfolio for the quarter ended June 30, 2021, compared with the same period in 2020.   The equities portfolio comprises blue-chip large-capitalized stocks, providing a taxable equivalent dividend yield of 3.05%.   The performance of

the portfolio during the quarter and six months ended June 30, 2021 is commensurate with the overall performance of the U.S. stock market.   Net gain on sale of loans also decreased $245,000 when comparing the second quarter of 2021 with the same period in 2020, as there was a decrease in mortgage origination when comparing the periods.

Increases in non-interest income for the quarter ended June 30, 2021 comprise; ATM and debit card income, fees for services to customers and retail brokerage and advisory income, which increased $193,000, $54,000 and $24,000, respectively, when compared to the same period in 2020.

Other non-interest income increased $153,000 when comparing the two periods due to a recovery of the fair value of mortgage servicing rights totaling $63,000 and increased letter of credit, title insurance, merchant, credit card, sale of checks and bank-owned life insurance of $26,000, $23,000, $22,000, $8,000, $8,000 and $4,000, respectively.

For the six months ended June 30, 2021, non-interest income was $5,938,000, an increase of $4,692,000 compared to the same period in 2020, primarily due improved fair value of the equities portfolio totaling $3,449,000.  In addition to the improvement in fair value, the company realized an additional gain on sale of equities of $631,000 for the six months ended June 30, 2021, compared with $168,000 in gains on sale of equities for the same period in 2020.

Excluding the realized gain and change in fair value of equities, net interest income increased $780,000, when comparing the two periods, primarily for the same reasons those described in the quarterly results, as well as a life insurance benefit claim of $193,000 received during the first quarter 2021.

Non-Interest Expense

Total non-interest expense was $7,749,000 for the second quarter of 2021, increasing $880,000, or 12.8% from $6,869,000  for the same period in 2020.  Salaries and benefits expense increased $357,000, or 9.0%, to $4,342,000 when comparing the two quarters.  Salary expense and related payroll taxes increased $470,000, to $3,665,000 during the second quarter 2021 compared to the same period in 2020 with increases in salary expense and incentive bonus of $89,000 and $246,000, respectively, as well as a reduction in deferred compensation related to loan originations of $127,000.  Medical premiums expense decreased $167,000 due to decreased medical claims when comparing the two periods.  Net occupancy and furniture and equipment expense increased $25,000, or 2.1%, to $1,205,000 for the second quarter 2021.

Other non-interest expense increased $498,000, or 29.2%, when comparing second quarter 2021 with the same period in 2020.   Other non-operating expense increases comprise:  marketing, legal and accounting and other third party processing costs, FDIC insurance, state tax, travel and entertainment and director compensation of $106,000, $91,000, $69,000, $68,000, $50,000, and $18,000, respectively.  Marketing and travel and entertainment expense increases are due to the resumption of events, seminars and travel due the COVID-19 pandemic.  Increased state taxes are due to the increase in the Bank’s equity in the second quarter of 2021 compared to 2020 and a greater amount of tax credits received in 2020.

For the six months ended June 30, 2021, non-interest expense was $15,072,000, an increase of $925,000, or 6.5%, compared to the same period in 2020.

Provision for income taxes decreased $47,000 to $951,000 in the second quarter 2021 due to decreased pre-tax income and a lower effective tax rate,  compared with the same period in 2020.  The effective tax rates for the quarter and six months ended June 30, 2021 were 19.7% and 20.0%, respectively, compared with 20.2% and 12.5%, respectively, for the same periods in 2020.  The low effective tax rate of 12.5% for six months ended June 30, 2020 is due to the decrease in fair value of the equities investments during that period.

About the Company

QNB Corp. is the holding company for QNB Bank, which is headquartered in Quakertown, Pennsylvania. QNB Bank currently operates twelve branches in Bucks, Montgomery and Lehigh Counties and offers commercial and retail banking services in the communities it serves.  More information about QNB Corp. and QNB Bank is available at www.qnbbank.com.

Forward Looking Statement

This press release may contain forward-looking statements as defined in the Private Securities Litigation Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including "Item lA. Risk Factors," set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Contacts:	David W. Freeman	Janice S. McCracken Erkes
	President & Chief Executive Officer	Chief Financial Officer
	215-538-5600 x-5619	215-538-5600 x-5716
	dfreeman@qnbbank.com	jmccracken@qnbbank.com

QNB Corp.
Consolidated Selected Financial Data (unaudited)

(Dollars in thousands)

Balance Sheet (Period End)	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Assets	$1,575,353	$1,570,519	$1,440,229	$1,417,073	$1,390,479
Cash and cash equivalents	56,621	108,733	39,331	37,520	66,773
Investment securities
Debt securities, AFS	549,385	469,103	435,646	444,616	403,620
Equity securities	15,445	14,522	12,849	11,691	10,744
Loans held-for-sale	5,018	3,210	6,570	9,077	3,679
Loans receivable	920,923	945,645	920,042	887,792	878,620
Allowance for loan losses	(11,202)	(11,115)	(10,826)	(10,765)	(10,464)
Net loans	909,721	934,530	909,216	877,027	868,156
Deposits	1,343,733	1,341,616	1,228,067	1,214,463	1,183,188
Demand, non-interest bearing	235,548	253,857	204,584	205,492	209,581
Interest-bearing demand, money market and savings	931,724	905,766	826,398	805,217	765,855
Time	176,461	181,993	197,085	203,754	207,752
Short-term borrowings	75,021	64,947	58,838	52,406	57,412
Long-term debt	10,000	10,000	10,000	10,000	10,000
Shareholders' equity	137,340	131,996	134,445	130,995	128,563
Asset Quality Data (Period End)
Non-accrual loans	$8,185	$8,887	$9,640	$10,001	$10,355
Loans past due 90 days or more and still accruing	-
Restructured loans	4,330	4,379	4,469	4,665	4,705
Non-performing loans	12,515	13,266	14,109	14,666	15,060
Other real estate owned and repossessed assets	-	-	-	-	-
Non-performing assets	$12,515	$13,266	$14,109	$14,666	$15,060
		-	-	-	-
Allowance for loan losses	$11,202	$11,115	$10,826	$10,765	$10,464

Non-performing loans / Loans excluding held-for-sale	1.36%	1.40%	1.53%	1.65%	1.71%
Non-performing assets / Assets	0.79%	0.84%	0.98%	1.03%	1.08%
Allowance for loan losses / Loans excluding held-for-sale	1.22%	1.18%	1.18%	1.21%	1.19%

QNB Corp.
Consolidated Selected Financial Data (unaudited)

(Dollars in thousands, except per share data)	Three months ended,					Six months ended,
For the period:	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20

Interest income	$11,380	$11,731	$10,859	$10,763	$10,740	$23,111	$22,071
Interest expense	1,162	1,214	1,338	1,433	1,506	2,376	3,674
Net interest income	10,218	10,517	9,521	9,330	9,234	20,735	18,397
Provision for loan losses	183	275	250	250	250	458	750
Net interest income after provision for loan losses	10,035	10,242	9,271	9,080	8,984	20,277	17,647
Non-interest income:
Fees for services to customers	296	299	363	299	242	595	653
ATM and debit card	709	593	593	598	516	1,302	1,004
Retail brokerage and advisory income	193	167	158	141	169	360	282
Net realized gain (loss) on investment securities	294	342	242	198	169	636	169
Unrealized gain (loss) on equity securities	579	1,096	1,100	627	1,166	1,675	(1,774)
Net gain on sale of loans	120	352	689	589	365	472	446
Other	343	555	402	357	190	898	466
Total non-interest income	2,534	3,404	3,547	2,809	2,817	5,938	1,246
Non-interest expense:
Salaries and employee benefits	4,342	4,017	4,302	4,182	3,985	8,359	8,057
Net occupancy and furniture and equipment	1,205	1,288	1,297	1,239	1,180	2,493	2,378
Other	2,202	2,018	2,012	1,776	1,704	4,220	3,712
Total non-interest expense	7,749	7,323	7,611	7,197	6,869	15,072	14,147
Income before income taxes	4,820	6,323	5,207	4,692	4,932	11,143	4,746
Provision for income taxes	951	1,273	1,056	914	998	2,224	592
Net income	$3,869	$5,050	$4,151	$3,778	$3,934	$8,919	$4,154

Share and Per Share Data:
Net income - basic	$1.09	$1.42	$1.17	$1.07	$1.11	$2.51	$1.18
Net income - diluted	$1.09	$1.42	$1.17	$1.07	$1.11	$2.51	$1.18
Book value	$38.58	$37.10	$37.79	$36.89	$36.29	$38.58	$36.29
Cash dividends	$0.35	$0.35	$0.34	$0.34	$0.34	$0.70	$0.68
Average common shares outstanding - basic	3,556,550	3,555,028	3,551,524	3,542,805	3,532,079	3,555,804	3,527,373

Average common shares outstanding - diluted	3,557,243	3,555,028	3,551,524	3,542,805	3,532,079	3,555,804	3,528,391

Selected Ratios:
Return on average assets	0.98%	1.40%	1.16%	1.06%	1.19%	1.18%	0.66%
Return on average shareholders' equity	11.53%	15.70%	12.95%	11.94%	12.78%	13.57%	6.81%
Net interest margin (tax equivalent)	2.74%	3.07%	2.82%	2.78%	2.95%	2.89%	3.06%
Efficiency ratio (tax equivalent)	59.95%	52.00%	57.52%	58.47%	56.17%	55.80%	70.75%
Average shareholders' equity to total average assets	8.53%	8.90%	8.98%	8.92%	9.34%	8.71%	9.64%
Net loan charge-offs (recoveries)	$96	$(14)	$189	$(51)	$120	$82	$173
Net loan charge-offs (recoveries) - annualized / Average loans excluding held-for-sale	0.04%	-0.01%	0.08%	-0.02%	0.06%	0.02%	0.04%

Balance Sheet (Average)
Assets	$1,577,417	$1,466,520	$1,419,412	$1,411,477	$1,325,979	$1,522,251	$1,273,727
Investment securities (AFS & Equities)	522,204	447,290	438,202	424,075	357,177	484,954	352,124
Loans receivable	938,849	932,617	904,474	880,582	866,567	935,750	844,132
Deposits	1,345,498	1,258,815	1,218,170	1,211,726	1,132,735	1,302,395	1,085,165
Shareholders' equity	134,594	130,473	127,496	125,889	123,815	132,545	122,749